Exhibit 2

Transactions in the Securities of the Issuer Since the Filing of Amendment No. 1 to the Schedule 13D

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Price ($)	Date of Purchase/Sale

BRADLEY L. RADOFF

Purchase of Common Stock	8,000	3.1858	07/02/2025
Purchase of Common Stock	8,000	3.1500	07/02/2025
Purchase of Common Stock	10,000	3.1959	07/02/2025
Purchase of Common Stock	10,000	3.1820	07/02/2025
Purchase of Common Stock	10,000	3.1998	07/02/2025
Purchase of Common Stock	2,000	3.2000	07/03/2025
Purchase of Common Stock	10,000	3.1946	07/03/2025
Purchase of Common Stock	10,000	3.2184	07/03/2025
Purchase of Common Stock	5,595	3.2154	07/03/2025
Purchase of Common Stock	10,000	3.2500	07/03/2025
Purchase of Common Stock	10,000	3.2467	07/07/2025
Purchase of Common Stock	10,000	3.2881	07/07/2025
Purchase of Common Stock	10,000	3.2968	07/07/2025
Purchase of Common Stock	10,000	3.3000	07/07/2025
Purchase of Common Stock	10,000	3.3000	07/08/2025
Purchase of Common Stock	9,000	3.3438	07/08/2025
Purchase of Common Stock	10,000	3.3287	07/08/2025
Purchase of Common Stock	9,332	3.3002	07/09/2025
Purchase of Common Stock	10,000	3.5174	07/10/2025
Purchase of Common Stock	6,000	3.5302	07/10/2025
Purchase of Common Stock	10,073	3.5486	07/10/2025
Purchase of Common Stock	10,000	3.5313	07/10/2025
Purchase of Common Stock	10,000	3.5500	07/10/2025
Purchase of Common Stock	10,000	3.4966	07/10/2025
Purchase of Common Stock	3,610	3.4988	07/10/2025
Purchase of Common Stock	10,000	3.5193	07/10/2025
Purchase of Common Stock	10,000	3.5034	07/11/2025
Purchase of Common Stock	10,000	3.4990	07/11/2025
Purchase of Common Stock	6,000	3.4890	07/14/2025
Purchase of Common Stock	10,000	3.5000	07/14/2025
Purchase of Common Stock	10,000	3.4103	07/15/2025
Purchase of Common Stock	10,000	3.3898	07/15/2025
Purchase of Common Stock	1,000	3.4600	07/17/2025
Purchase of Common Stock	10,000	3.4765	07/18/2025
Purchase of Common Stock	4,000	3.3744	07/21/2025
Purchase of Common Stock	5,000	3.3935	07/21/2025
Purchase of Common Stock	10,000	3.3754	07/21/2025
Purchase of Common Stock	900	3.4965	07/22/2025
Purchase of Common Stock	3,469	3.4900	07/22/2025
Purchase of Common Stock	1,021	3.4980	07/22/2025

THE RADOFF FAMILY FOUNDATION

Purchase of Common Stock	5,000	3.5173	07/10/2025
Purchase of Common Stock	2,500	3.4950	07/11/2025
Purchase of Common Stock	2,500	3.4766	07/15/2025
Purchase of Common Stock	5,000	3.3934	07/16/2025
Purchase of Common Stock	5,000	3.3999	07/16/2025
Purchase of Common Stock	1,049	3.4992	07/17/2025